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                                                                   EXHIBIT 10.12

                                    AMENDMENT

                                       TO

                  RSA SECURITY INC. DEFERRED COMPENSATION PLAN

WITNESSETH:

WHEREAS: RSA Security Inc. (the "Company") maintains the RSA Security Inc. Deferred Compensation Plan (the "Plan"), a nonqualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, section 10.01 of the Plan permits the Company to modify, amend or terminate the Plan; and

WHEREAS, proposed regulations, published October 4, 2005 under Internal Revenue Code Section 409A ("IRC 409A"), require an amendment to the Plan no later than December 31, 2005 in order to authorize the Plan Administrator to offer the transition elections to participants described in IRS Notice 2005-1; and

WHEREAS, the Company wishes to amend the Plan, effective as of the dates specified in IRS Notice 2005-1, to authorize the Plan Administrator to offer to participants, in its discretion, the transition relief described in Notice 2005-1; and

WHEREAS, the Company wishes that the amendments below apply only to deferrals and earnings on deferrals that are credited on and after January 1, 2005 (within the meaning of Notice 2005-1 and proposed Treasury regulations).

NOW, THEREFORE:

     1. The Plan is amended by adding new Section 6.04, to read as follows:

     "6.04 2005 DEFERRAL ELECTIONS

     Notwithstanding any provisions in the Plan concerning timing of initial deferral elections to the contrary and pursuant to transition relief provided in Q&A 20 (a) of Notice 2005-1, so long as the deferrals of compensation otherwise comply with IRC 409A, participants may make or modify deferral elections with respect to compensation that relates all or in part to services performed on or before December 31, 2005, so long as:
     (i) the deferral election with respect to such compensation is properly filed with the plan administrator prior to March 15, 2005; and (ii) the amounts to which the deferral election relate have not been paid or become payable prior to the election."

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     2. The Plan is amended by adding new Section 8.11 to read as follows:

     "8.11 2005 DEFERRAL MODIFICATION/CANCELLATION/TERMINATION ELECTIONS

     Notwithstanding any provisions in the Plan to the contrary, pursuant to transition relief provided in Q&A 20 (b) of Notice 2005-1 and in accordance with procedures established by the plan administrator, a participant may, with respect to his or her accounts that are subject to Code Section 409A only: (i) elect to terminate, or partially terminate, participation in the plan and receive payment of that portion of his or her vested account balance payable under the Plan corresponding to the portion of the Plan to which the termination applies; or (ii) elect to cancel or reduce a deferral election with regard to amounts subject to IRC 409A. An election by a participant permitted in (i) or (ii) hereinabove, shall be made no later than December 31, 2005."

The foregoing amendments shall apply only to deferrals and earnings on deferrals credited to Participant Accounts on and after January 1, 2005, as provided in Notice 2005-1. Deferrals and earnings on deferrals credited prior to January 1, 2005 shall be governed by the terms of the Plan as in effect as of October 2, 2004. Except as amended hereby, the terms of the Plan, subject to operational compliance with Notice 2005-1 and applicable Treasury regulations, remain in full force and effect.

IN WITNESS WHEREOF: the Company has caused this Amendment to the Plan to be executed by its duly authorized officer as of the Effective Date.

RSA Security Inc.


BY: /s/ Arthur W. Coviello, Jr.
    ---------------------------------
ITS: President and Chief Executive
     Officer